Annex B

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement    [ ]   Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                  Virginia Beach Federal Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X]  No fee required
  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:
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         (5) Total fee paid:
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  [ ]   Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
--------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:
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         (3) Filing Party:
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         (4) Date Filed:
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



March 20, 1998

Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Virginia Beach Federal Financial Corporation (the "Corporation"), I cordially invite you to attend the 1998 Annual Meeting of Stockholders to be held at the Clarion Hotel, 4453 Bonney Road, Virginia Beach, Virginia on April 29, 1998 at 2:00 p.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, I will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as representatives of KPMG Peat Marwick LLP, the Corporation's independent accountants, will be present to respond to any questions stockholders may have.

         Whether or not you plan to attend the Meeting, please sign and date the enclosed Proxy Card and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Meeting. YOUR VOTE IS VERY IMPORTANT.


                                   Sincerely,


                                   /s/ John A.B. Davies, Jr.
                                   John A.B. Davies, Jr.
                                   President

--------------------------------------------------------------------------------
                  VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION
                                2101 PARKS AVENUE
                         VIRGINIA BEACH, VIRGINIA 23451
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on April 29, 1998
--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Virginia Beach Federal Financial Corporation ("Corporation"), will be held at the Clarion Hotel, 4453 Bonney Road, Virginia Beach, Virginia at 2:00 p.m. on Wednesday, April 29, 1998.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

             1.    The election of four directors of the Corporation;

             2.    The  ratification  of the  adoption of the 1998 Stock  Option
                   Plan;

             3. The approval of the amendment to Article I of the Corporation's Restated Articles of Incorporation changing the name of the Corporation to "First Coastal Bankshares, Inc."; and

             4. The transaction of such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on March 13, 1998, are the stockholders entitled to vote at the Meeting and any adjournments thereof.

     You are requested to complete and sign the enclosed Proxy Card which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Allene S. Cheatham
                                          ALLENE S. CHEATHAM
                                          SECRETARY
Virginia Beach, Virginia
March 20, 1998

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                  VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION
                                2101 PARKS AVENUE
                         VIRGINIA BEACH, VIRGINIA 23451
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 29, 1998
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Virginia Beach Federal Financial
Corporation ("Corporation) to be used at the Annual Meeting of Stockholders of the Corporation which will be held at the Clarion Hotel, 4453 Bonney Road, Virginia Beach, Virginia on Wednesday, April 29, 1998 at 2:00 p.m., local time. The accompanying Notice of Meeting and this Proxy Statement are being first mailed to stockholders on or about March 20, 1998. The Corporation is the parent holding company for First Coastal Bank (the "Bank').

     At the Meeting, shareholders will consider and vote upon (i) the election of four directors, (ii) the ratification of the adoption of the 1998 Stock Option Plan (the "1998 Stock Option Plan"), (iii) the approval of the amendment to Article I of the Corporation's Articles of Incorporation changing the name of the Corporation to "First Coastal Bankshares, Inc."; and (iv) such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors of the Corporation (the "Board" or the "Board of Directors") knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Corporation at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, executed proxies will be voted "FOR" the nominees for directors set forth below and "FOR" for the other listed proposals. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and matters incident to the conduct of the Meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     Stockholders of record as of the close of business on March 13, 1998, are entitled to one vote for each share of Common Stock of the Corporation ("Common Stock") then held. As of March 13, 1998, the Corporation had 4,981,874 shares of Common Stock issued and outstanding.

     The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors (Proposal I), the proxy card being provided by the Board of Directors enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification of the 1998 Stock Option Plan set forth in Proposal II, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item,
(ii) vote "AGAINST" the item, or (iii) vote to "ABSTAIN" on such item. Shareholder approval of Proposal II will be determined by a majority of votes cast on the matter at the Meeting, in person or by proxy, and entitled to vote without regard to Broker Non-Votes.

     As to the approval of the amendment to Article I of the Corporation's Restated Articles of Incorporation changing the name of the Corporation to "First Coastal Bankshares, Inc." set forth in Proposal III, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) vote to "ABSTAIN" on such item. Shareholder approval of Proposal III will require the affirmative vote of two-thirds of the outstanding shares entitled to vote generally in the election of directors at the Meeting, in person or by proxy. Abstention from voting and broker non-votes will count as a vote against Proposal III. Unless otherwise required by law, all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) Broker Non-Votes or (b) proxies marked "ABSTAIN" as to that matter.

     Persons and groups owning in excess of 5% of the Corporation's Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based upon such reports and information provided by the Corporation's Stock Transfer Agent, the following table sets forth, as of March 13, 1998, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock and the Common Stock beneficially owned by all executive officers and directors of the Corporation as a group. Management knows of no person other than those set forth below who owns more than 5% of the Corporation's outstanding shares of Common Stock at March 13, 1998.

                                                        Amount and Nature           Percent of Shares of
                                                          of Beneficial                 Common Stock
Name and Beneficial Owner                                 Ownership (1)                 Outstanding
-------------------------                               -----------------           --------------------
Dimensional Fund Advisors, Inc. (2)
1299 Ocean Avenue, Suite 650
Santa Monica, California  90401                           348,900                           7.0%

Floyd E. Kellam, Jr.
2408 Princess Anne Road
Virginia Beach, Virginia  23456                           304,844 (3)(4)                    6.1%

All Executive Officers and Directors
  as a Group (12 persons)                               1,295,777 (5)                      24.3%


-----------------------------
(1) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated.
(2) As reported to the Corporation, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 348,900 shares of Corporation Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(3) Includes 217,250 shares over which Mr. Kellam exercises sole voting and investment power and 66,469 shares over which Mr. Kellam exercises shared voting and investment power as either co-trustee or co-executor. Excludes shares of Common Stock over which Mr. Kellam disclaims beneficial ownership (161,738 shares of Common Stock held by his mother, Mrs. Annie B. Kellam). Includes 21,125 shares which maybe received upon exercise of stock options which are immediately exercisable.
(4) Excludes 9,975 shares of Common Stock of the Corporation owned by Sea Realty Corporation and 47,016 shares of Common Stock of the Corporation owned by Beachland, Inc. for which Mr. Kellam serves as director of each corporation and as such shares voting and dispositive power over such shares.
(5) Includes 353,333 shares which may be received by executive officers and directors upon the exercise of stock options which are immediately exercisable. Does not include 1,667 shares subject to options which were not exercisable within 60 days of March 13, 1998. For more detailed information regarding the beneficial ownership of shares of Corporation Common Stock by the directors and named officers, see "Election of Directors." Includes 8,560 shares allocated under the Employee Stock Ownership Plan and 4,640 shares owned under the Employee Stock Purchase Plan.

--------------------------------------------------------------------------------
             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
--------------------------------------------------------------------------------

         Directors, officers and employees of the Corporation have an interest in certain matters being presented for stockholder ratification. Such individuals are eligible to be granted stock options pursuant to the 1998 Stock Option Plan subject to ratification thereof by the shareholders of the Corporation. The ratification of the 1998 Stock Option Plan is being presented as "Proposal II - Ratification of the adoption of the 1998 Stock Option Plan." See "Proposal I - Election of Directors" for information regarding the voting control of shares of Common Stock held by executive officers and directors.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         The Common Stock of the Corporation is registered pursuant to Section 12(g) of the Exchange Act. The executive officers and directors of the Corporation and beneficial owners of greater than 10% of the Corporation's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") disclosing changes in beneficial ownership of the Common Stock. Based on the Corporation's review of such ownership reports, no executive officer, director or 10% beneficial owner of the Corporation failed to file such ownership reports on a timely basis during the period from January 1, 1997, through December 31, 1997.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         The Corporation's Restated Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of nine members. Four directors will be elected at the Meeting, each to serve for a three-year term, as noted below, or until his successor has been elected and qualified.

         Robert H. Deford, Jr., Charles P. Fletcher, Rufus S. Kight, Jr. and George R. C. McGuire have been nominated by the Board of Directors to serve as directors. All such nominees are currently members of the Board. It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

         The following table sets forth the nominees, their name, age, the year they first became a director of the Corporation or the Bank, the expiration date of their current term as a director, and the number and percentage of shares of the Corporation's Common Stock beneficially owned. Each director of the Corporation is also a member of the Board of Directors of the Bank. Such table also presents the stock ownership of the executive officers of the Corporation.


                                 Age at             Year First             Current       Shares of Common
                               December 31,         Elected or             Term to       Stock Beneficially           Percent
Name                              1997              Appointed(1)           Expire          Owned (2)(3)               of Class
----                           ------------         ------------           -------       -----------------            --------


                   BOARD NOMINEES FOR TERMS TO EXPIRE IN 2001

Robert H. DeFord, Jr.              65                     1979               1998             180,707                     3.6%

Charles P. Fletcher                71                     1973               1998             148,317                     3.0%

Rufus S. Kight, Jr.                85                     1951               1998              32,138                     0.7%

George R. C. McGuire               64                     1979               1998             141,125                     2.8%

                         DIRECTORS CONTINUING IN OFFICE

John A.B. Davies, Jr.              46                     1991               1999              87,396(4)                  1.7%

Betty Anne Huey                    52                     1987               1999             124,562(5)(6)               2.5%

Edward E. Brickell                 71                     1975               2000              95,738                     1.9%

Floyd E. Kellam, Jr.               68                     1967               2000             304,844(5)(6)(7)(8)         6.1%

Ivan D. Mapp                       78                     1974               2000              42,713                     0.9%

                            OTHER EXECUTIVE OFFICERS

Dennis R. Stewart
Executive Vice                     48                                                          45,951(9)                  0.9%
  President and Chief
  Financial Officer


John M. Chattleton
Executive Vice                     49                                                          51,391(9)                  1.0%
  President of the Bank


John M. Reddecliff                 36
Senior Vice President of
 the Bank                                                                                      40,895(9)                  0.8%



----------------------------
(1) Refers to the year the individual first became a director of the Bank. All of the directors became directors of the Corporation when it was incorporated in February 1989, except John A. B. Davies, Jr., who was appointed a director of the Corporation in June 1991.
(2) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated. Also includes immediately exercisable stock options covering a total of 169,000 shares of Common Stock granted to non-employee directors during fiscal 1993, 1994, 1995, 1996 and 1997.
(3)  Beneficial ownership as of March 13, 1998.

(4) Includes 3,264 shares of Common Stock held under the Employee Stock Ownership Plan and 832 shares of Common Stock held under the Employee Stock Purchase Plan for such individual's benefit. Includes 75,000 shares which may be received upon the exercise of stock options which are immediately exercisable.
(5)  Directors Floyd E. Kellam, Jr., and Betty Anne Huey are first cousins.
(6) Excludes 9,975 shares of Common Stock owned by Sea Realty Corporation and 47,016 shares of Common Stock owned by Beachland, Inc. for which Floyd E. Kellam, Jr. and Betty Anne Huey serve as director of each corporation. Includes 13,152 shares of Common Stock owned by a trust for the benefit of Ms. Huey's children for which trust Ms. Huey serves as Trustee and over which shares she has voting and dispositive powers.
(7) Includes 66,469 shares over which Mr. Kellam exercises shared voting and investment power as either a co-trustee or a co-executor.
(8) Excludes 161,738 shares of Common Stock owned by Mrs. Annie B. Kellam, his mother, for which he disclaims beneficial ownership.
(9) Includes stock options exercisable within 60 days of Voting Record Date. Excludes 1,667 stock options held by Mr. Chattleton, which are not exercisable within 60 days.

     The principal occupation of each nominee and director of the Corporation for the last five years is set forth below.

     Robert H. DeFord, Jr. is a land developer.

     Charles P. Fletcher serves as Chairman of the Board and is a Dentist.

     Rufus S. Kight, Jr. is the former Chief Lending Officer of Virginia Beach Federal Savings Bank who retired in 1977.

     George R.C. McGuire is an Orthodontist who retired in 1992.

     John A. B. Davies, Jr. has served as President, Chief Executive Officer and a Director of the Corporation since June 1991. Previously, he was employed with First American Bank of Virginia as a Senior Vice President/Retail Administration.

     Betty Anne Huey is a real estate investor.

     Edward E. Brickell has served as President of the Eastern Virginia Medical School in Norfolk since August 1988. President, BMS, Ltd., from 1987 to July 1988. Prior thereto, he was Superintendent of Schools, City of Virginia Beach, Virginia.

     Floyd E. Kellam, Jr. serves as Vice-Chairman of the Board and is an Attorney in Virginia Beach, Virginia.

     Ivan D. Mapp is the former Commissioner of the Revenue for the City of Virginia Beach, who retired in 1984.

Meetings and Committees of the Board of Directors

     The Board of Directors of the Corporation conducts its business through meetings of the Board and through its committees. All committees act for both the Corporation and the Bank. During the fiscal year ended December 31, 1997, the Board of Directors held 13 meetings. No director of the Corporation attended fewer than 75% of the total meetings of the Board of Directors and committees on which such Board member served during this period.

     The Corporation's full Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Corporation's stockholders for nominees nor, subject to the procedural requirements set forth in the Corporation's Restated Articles of Incorporation and Bylaws, established any procedures for this purpose. The Board of Directors held 1 meeting in 1997 in its capacity as the nominating committee.

     The Corporation's Audit and Ethics Committee is composed of Directors Brickell, Fletcher, Kellam, DeFord, Huey, Mapp, and McGuire. The primary functions of this committee are to evaluate audit performance, handle relations with the Corporation's independent accountants and evaluate policies and procedures relating to internal auditing functions. The Audit and Ethics Committee held 6 meetings during 1997.

     The Corporation's Human Resources and Finance Committee is composed of Directors Kellam, Fletcher, Brickell, DeFord, Huey, Mapp, McGuire and Davies. This committee reviews interest rate risk management, annual budget proposals, compensation of officers and employees, certain capital expenditure proposals and human resources programs. During 1997, the Human Resources and Finance Committee held 6 meetings.

--------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

Directors' Compensation

     Each non-employee director of the Corporation and the Bank receives $500 per Board meeting ($300 during 1997) and an annual retainer of $14,000. The Chairman of the Board receives $700 per meeting ($400 during 1997). Directors, except full-time employees of the Bank, receive $100 per committee meeting except for the Chairman who receives $200 per committee meeting. The Corporation paid a total of $186,100 in directors' and committee fees for the fiscal year ended December 31, 1997. Additionally, options to purchase 3,125 shares of Common Stock at $16.25 per share were awarded to each non-employee director during fiscal year 1997.

Executive Compensation

     Summary Compensation Table. The following table sets forth for the fiscal years ended December 31, 1997, 1996 and 1995, certain information as to the total compensation received by the individuals listed. No other executive officer of the Corporation who continued to serve as an executive officer as of December 31, 1997 received total cash compensation in excess of $100,000 during such periods.



                                                     Annual Compensation
                              ------------------------------------------------------------

                                                                           Other                Securities               All
Name and Principal                                                         Annual               Underlying              Other
Position                        Year          Salary        Bonus(1)       Compensation(2)      Options            Compensation(3)
------------------              ----          ------        --------       ---------------      ----------         ---------------

John A.B. Davies, Jr.           1997         $202,588        $26,750              $   758          25,000             $  6,551
President and CEO               1996          180,992            -0-                1,106             -0-                5,409
                                1995          155,000         25,000                  993          25,000                6,954


Dennis R. Stewart               1997         $130,149        $46,495              $ 9,000          13,000             $  5,735
Executive Vice President        1996          122,740            -0-                9,000             -0-                4,531
and CFO                         1995          115,000          9,520                9,375          10,000                6,100

John M. Chattleton              1997         $111,574        $16,881              $ 7,000          13,000             $  5,158
Executive Vice President        1996          105,051            -0-                7,000           5,000                3,854
of the Bank                     1995          100,708          8,093                7,000          12,000                5,007

John M. Reddecliff              1997         $106,459        $14,179              $ 3,500          24,000             $  4,619
Executive Vice President of
the Bank


----------------
(1) Includes bonuses accrued during 1996 and paid in 1997 of $26,750, $18,374, $16,881, and $14,179 to Mr. Davies, Stewart, Chattleton, and Reddecliff, respectively. Includes $28,121 accrued and paid to Mr. Stewart during 1997. Excludes bonuses accrued during 1997 and paid in 1998 of $52,519, $24,147, and $21,991 to Messrs. Davies, Chattleton and Reddecliff, respectively.
(2) Excludes value of perquisites and other benefits which aggregate value did not exceed the lesser of $50,000 or 10% of total salary and bonus.
(3) Includes amounts allocated to individual's account under the Employee Stock Ownership Plan and Corporation matching contributions under the 401(k) Plan.

Employment Agreements

     The Corporation, through the Bank, has entered into employment agreements with John A.B. Davies, Jr., President and Chief Executive Officer of the Corporation, Dennis R. Stewart, Executive Vice President and Chief Financial Officer of the Corporation, John M. Chattleton, Executive Vice President of the Bank, and John M. Reddecliff, Executive Vice President of the Bank. Each employment agreement is for a two year term, with an annual base salary of $203,000 for Mr. Davies, $138,258 for Mr. Stewart, $117,600 for Mr. Chattleton, and $110,164 for Mr. Reddecliff. Each agreement provides for a salary review by the Board of Directors not less often than annually with the Board to consider increases to be made upon satisfactory performance, as well as participation in any customary fringe benefits and vacation and sick leave. The agreement terminates upon death, and is terminable by the Corporation for "just cause" as defined in the agreement. If the Corporation terminates the employee without just cause, the employee is entitled to a continuation of his salary from the date of termination for a period of twelve (12) months, without regard to the remaining term of the agreement. The employee is able to terminate the agreement by providing not less than 60 days written notice to the Board of Directors. Each agreement may be renewed annually by the Board of Directors upon a determination of satisfactory performance and a determination to extend such agreement within the Board's sole judgment.

     Upon the disability of an executive officer under an employment agreement, such individual will receive not less than 100% of base salary for a period of 12 months and 60% for the remainder of the term of the agreement, reduced by benefits from other disability insurance in effect for Bank employees or payments received under the Federal Social Security Acts.

     Each employment agreement contains a provision stating that in the event of involuntary termination of employment in connection with, or within one year after, any change in control of the Bank or the Corporation, the employee will be paid in a lump sum an amount equal to 200% of the employee's prior calendar year's W-2 compensation in the case of Messrs. Stewart, Chattleton and Reddecliff and 299% of the employee's prior calendar year's W-2 compensation in the case of Mr. Davies. "Control" generally refers to the ownership, holding or power to vote more than 25% of the Bank's or the Corporation's voting stock, the control of the election of a majority of directors of the Bank or Corporation, or the exercise of a controlling influence over the management or policies of the Bank or the Corporation by any person or group. The employee may also be entitled to receive the foregoing termination payment following a change in control in the event the officer is required to relocate more than 35 miles from the Corporation's main office, duties are materially diminished, existing employee benefit plans are not maintained, or in the case of Mr. Davies, if he is not re-elected to the Board of Directors of the Bank or the Corporation. Had a change of control occurred based upon compensation as of December 31, 1997, Mr. Davies, Mr. Stewart, Mr. Chattleton and Mr. Reddecliff would have been entitled to lump sum payments of approximately $512,000, $353,000, $271,000 and $233,000, respectively.

Long Term Incentive Plans

         The Corporation does not presently sponsor any long-term incentive plans.

Compensation Committee Interlocks and Insider Participation

         The Corporation's Human Resources and Finance Committee serves as a compensation committee for the executive officers of the Corporation and the Bank. The members of this committee are Directors Kellam, Fletcher, Brickell, DeFord, Huey, Mapp, McGuire and Davies. Mr. Davies is the President and CEO of the Corporation and the Bank.

Report of the Compensation Committee on Executive Compensation

         The executive officers of the Corporation and the Bank consist of Mr. John A.B. Davies, Jr. (President and Chief Executive Officer), Dennis R. Stewart (Executive Vice President and Chief Financial Officer), John M. Chattleton (Executive Vice President of the Bank) and John M. Reddecliff (Executive Vice President of the Bank).

         The Corporation's Human Resources and Finance Committee meets throughout the year and, when appropriate, reviews compensation paid to executive officers and determines the level of any increases in the salary budget for executive officers to take effect during the following year. The committee reviews various published surveys of compensation paid to executives performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in and around the Corporation's market area. Although the committee does not set compensation levels for executive officers based on whether particular financial goals have been achieved by the Corporation, the committee does consider the overall profitability of the Corporation when making these decisions. With respect to each particular executive officer, that individual's particular contributions to the Corporation over the past year are also evaluated.

         During 1997, the committee reviewed the annual compensation paid to chief executive officers of financial institutions in the Commonwealth of Virginia and surrounding states with assets of between $400 million to $1.0 billion in consideration of its specific salary increase decision with respect to compensation to be paid to Mr. Davies. His salary was increased from $200,000 to $203,000 during 1997. Mr. Davies did not participate in committee decisions regarding his own compensation.

         The Human Resources and Finance Committee consists of the following directors of the Corporation:

         Floyd E. Kellam, Jr.
         Charles P. Fletcher
         Edward E. Brickell
         John A.B. Davies, Jr.
         Robert H. DeFord, Jr.
         Betty Anne Huey
         Ivan D. Mapp
         George R.C. McGuire

Performance Graph

         Set forth below is a performance graph comparing the yearly cumulative total shareholder return on the Corporation's Common Stock with (a) the yearly cumulative total shareholder return on stocks included in the Nasdaq Stock Market index and (b) the yearly cumulative total shareholder return on stocks included in the Nasdaq Stock Market bank index as prepared for the Nasdaq Stock Market by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. The graph assumes the investment of $100 as of January 1, 1993 in each of the three investment alternatives. All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The years compared are the Corporation's fiscal years beginning January 1, and ending December 31, 1993, 1994, 1995, 1996, and 1997.

         There can be no assurance that the Corporation's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Corporation will not make nor endorse any predictions as to future stock performance. In addition, the report of the Human Resources and Finance Committee and the stock performance graph included herein shall not be deemed to be incorporated by reference into any filing made by the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, unless the Corporation specifically incorporates such information by reference in such filings, and shall not otherwise be deemed filed under such Acts.

[GRAPHIC OMITTED]


=============================================================================================================================
                          12/31/92          12/31/93          12/30/94         12/29/95          12/30/96          12/31/97
-----------------------------------------------------------------------------------------------------------------------------
Nasdaq CRSP U.S.            100.00           $114.80           $112.21          $158.70           $195.20           $239.53
-----------------------------------------------------------------------------------------------------------------------------
Nasdaq CRSP Bank            100.00           $114.04           $113.63          $169.22           $223.41           $377.43
-----------------------------------------------------------------------------------------------------------------------------
Virginia Beach FFC          100.00           $116.16            $94.98          $125.03           $155.29           $307.16
=============================================================================================================================

Other Benefits

         Health and Life Insurance. The Corporation's employees are provided with health care and life insurance and long-term disability policies under group plans available generally and on the same basis to all full-time employees. Hospitalization, medical and major medical plans are subject to employee contributions for dependent coverage.

         401(k) Savings Plan. The Bank sponsors a contributory 401(k) Savings Plan for eligible employees. This plan is a qualified trust under Section 401 of the Internal Revenue Code of 1986 (the "Code"). Employees are eligible to participate in the savings plan after they have completed one year of service and reach age 21. Participants may elect to save between 1% and 10% of their compensation on a pre-tax basis under the savings plan. The first 6% of employee savings is matched $.50 for each $1.00 of employee savings. Distributions under the savings plan are made following termination of employment, retirement, death, and in the event of permanent and total disability. Total Bank contributions to the savings plan for the fiscal year ended December 31, 1997, amounted to $114,048.

         Employee Stock Ownership Plan. The Bank maintains a non-contributory tax-qualified Employee Stock Ownership Plan ("ESOP") for eligible employees. Employees are eligible to participate in the ESOP after they have reached age
21. Benefits under the ESOP are allocated based upon participant compensation for a plan year as a percentage of total compensation of all ESOP participants. ESOP assets are primarily invested in Common Stock. Distributions under the plan are made following termination of employment, retirement, death, and in the event of permanent and total disability. The Company contributed $0 to the ESOP for the fiscal year ended December 31, 1997.

         Employee Stock Purchase Plan. Effective April 1, 1994, the Bank implemented an Employee Stock Purchase Plan ("ESPP"). This Plan permits employees to increase their ownership of shares of the Common Stock. Once an employee is enrolled as a Participant in the Plan, payroll deductions are made and such funds are used to purchase Common Stock under the terms of the Plan. Participation in the Plan is strictly voluntary by the employee, and the employee pays 95% of the purchase price of the Common Stock purchased under the Plan. The Participant pays no brokerage commissions or service charges for purchases made under the Plan. Such charges are paid by the Company. Total Bank contributions to the ESPP for the fiscal year ended December 31, 1997 amounted to $3,749.

         Stock Option Plans. Prior to its expiration in August 1990, the Virginia Beach Federal Savings Bank 1981 Stock Option Plan, as amended (the "1981 Stock Option Plan"), provided for the granting of options to purchase shares of the Bank's common stock to officers and employees of the Bank and its subsidiaries. Upon the reorganization transaction by which the Corporation acquired all of the common stock of the Bank, stock options under the 1981 Stock Option Plan became options to purchase Common Stock of the Corporation. As of December 31, 1997, options to purchase 4,250 shares were outstanding and remain exercisable under the 1981 Stock Option Plan, including options to purchase 2,000 shares of Common Stock held by all executive officers as a group. The shares that may be issued under the 1981 Stock Option Plan is subject to adjustment for stock dividends or stock splits, mergers, recapitalization or similar changes in the number or kinds of shares of stock of the Corporation. No option will be exercisable after the expiration of ten years from the date that it is granted, and an option may be exercised only during the period of employment with the Corporation and its subsidiaries, except in the event of the optionee's death, and cannot be transferred or assigned other than by will or in accordance with the laws of descent and distribution. When an optionee exercises an option, the Corporation will receive a cash payment equal to the exercise price from the optionee in exchange for shares issued.

         In August 1990, the Bank's Board of Directors adopted the 1991 Stock Option Plan, which plan was ratified by stockholders in 1991. The 1991 Stock Option Plan provides for the grant of up to 499,432 options for the purchase of Common Stock on such terms and conditions consistent with the 1991 Stock Option Plan as the Stock Option Committee administering the 1991 Stock Option Plan may determine.

         At the Corporation's Annual Meeting of Stockholders held on April 28, 1993, stockholders of the Corporation ratified the adoption by the Board of Directors of an amendment to the 1991 Stock Option Plan. Under the 1991 Stock Option Plan, as amended, an award of options to purchase 10,000 shares of Common Stock was made to each director of the Corporation who was not otherwise an employee as of February 25, 1993, the date of Board adoption of the amendment. Additionally, the amendment to the 1991 Stock Option Plan provided that each such director be awarded an option to purchase 2,000 shares of Common Stock at the first meeting of the Board of Directors following the 1994 Annual Meeting of Stockholders, and annually thereafter for the next four years, at the then fair market value of such Common Stock. Pursuant to the 1991 Stock Option Plan, as amended, options to purchase a maximum of 160,000 shares of Common Stock in the aggregate may be awarded to such directors. All options granted to directors do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Options granted to each non-employee director pursuant to the 1991 Stock Option Plan are exercisable for a period of ten years from the date of grant, but only while the optionee is a director, or within three years after termination of such service as a director. As of December 31, 1997, options covering 144,000 shares of Common Stock have been awarded to non-employee directors of the Corporation and were immediately exercisable pursuant to the 1991 Stock Option Plan. During 1997, 186,000 options were granted to executive officers of the Corporation, of which 184,333 options were immediately exercisable and the balance were exercisable in equal installments on the first and second anniversary dates of the award.

         The following tables set forth additional information concerning options granted and exercised under the option plans during the prior fiscal year.

                               OPTION GRANTS TABLE

                        Option Grants in Last Fiscal Year
                        ---------------------------------

                                                                                                           Potential Realizable
                                                                                                              Value at Assumed
                                                                                                           Annual Rates of Stock
                                                                                                           Price Appreciation for
                                                                                                                 Option Term
                                                                                                                --------------
                                       Individual Grants
----------------------------------------------------------------------------------------------------
            (a)                     (b)                 (c)                (d)               (e)             (f)             (g)
                                 Number of          % of Total
                                 Securities          Options
                                 Underlying         Granted to        Exercise or
                                  Options          Employees in        Base Price        Expiration
 Name                           Granted (#)        Fiscal Year           ($/Sh)             Date          5% ($)         10% ($)
------------                    -----------        -----------          --------           ------        --------       --------

John A.B. Davies, Jr.               5,000              23.7             10.875        5/8/07              34,196         86,660
President and CEO                   2,000                               16.250       12/11/07            204,391        517,966

Dennis R. Stewart                   1,000              12.3             13.125       6/26/07               8,254         20,918
Executive Vice President           12,000                               16.250       12/11/07            122,634        310,780
and CFO

John M. Chattleton                  1,000              12.3             13.125       6/26/07               8,254         20,918
Executive Vice President           12,000                               16.250       12/11/07            122,634        310,780
of the Bank

John M. Reddecliff                  6,500              22.8             10.000       2/13/07              40,878        103,593
Executive Vice President            3,500                               13.125       6/26/07              28,890         73,213
of the Bank                        14,000                               16.250      12/11/07             143,074        362,576


                    OPTION EXERCISES AND YEAR END VALUE TABLE
    Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Value
    ------------------------------------------------------------------------

            (a)                 (b)                  (c)                    (d)                              (e)
                                                                      Number of Securities           Value of Unexercised
                                                                      Underlying Unexercised         In-The-Money Options
                                                                      Options at FY-End (#)          at FY-End ($)(1)
                            Shares Acquired
Name                        on Exercise (#)     Value Realized($)     Exercisable/Unexercisable      Exercisable/Unexercisable
----                        ----------------    -----------------     -------------------------      -------------------------

John A.B. Davies, Jr.                   0                   $0                 75,000 / 0                   586,250 / 0
President and CEO

Dennis R. Stewart                       0                    0                 37,000 / 0                   291,500 / 0
Executive Vice
President and CFO

John M. Chattleton                      0                    0                 35,333 / 1,667               266,705 / 19,171
Executive Vice
President of the Bank

John M. Reddecliff                      0                    0                 37,000 / 0                   231,938 / 0
Executive Vice
President of the Bank

----------------------
(1)      Based upon a market price of $18.375 as of December 31, 1997.

--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

Transactions with Management and Others

         The Bank leases its branch office located at 2400 Princess Anne Road, Virginia Beach, from the trustees of a trust under the will of Floyd E. Kellam. Floyd E. Kellam, Jr., a director of the Corporation, serves as a co-trustee of this trust. The original lease term began during 1975, and its last renewal expired at the end of November 1989. The Bank entered into a new lease agreement at the beginning of December 1989 which provides for an initial ten-year term and two five-year renewal options at a specified rental fee for each period. The annual rental was $22,392 for the first year, increasing by 3% per year during the initial term and by 5% per year during any renewal. Leasehold improvements may be credited against rental payments due. In January 1994, the Bank executed an addendum to the original lease for an additional 810 square feet of space adjacent to the original leased premises. The terms and conditions of the lease addendum run concurrent with and are the same as the original lease. The Bank's total rental payments under the lease, net of leasehold improvements, during fiscal 1997 were $38,256.

         The Bank makes loans to its directors, officers and other employees. The Board of Directors must approve all loans to officers. Except for the waiver of loan closing fees for certain non-executive officers and employees, these loans are made in the ordinary course of business and on substantially the same terms and collateral as those of comparable transactions with the general public prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Since 1989, the Bank's loans to directors and executive officers have been made on substantially the same terms, including interest rates and origination fees, as those available to the public for comparable transactions, and such loans do not involve more than the normal risk of non-payment or present other unfavorable features. Loans to executive officers and directors of the Company and the Bank, and their affiliates, amounted to approximately $5.0 million or 11.3% of the Bank's stockholders' equity at

December 31, 1997. All such loans were performing in accordance with their terms as of December 31, 1997.

         The Bank purchases property and casualty insurance through Kellam-Eaton-Huey Insurance Agency, Inc. (the "Agency"). During fiscal 1997, the Bank purchased $118,292 of insurance through the Agency. Betty Anne Huey, a director of the Bank, and her husband together own half of the stock of the Agency, of which she is a director and her spouse is the Executive Vice President, Secretary and a director.

--------------------------------------------------------------------------------
                PROPOSAL II - RATIFICATION OF THE ADOPTION OF THE
                             1998 STOCK OPTION PLAN
--------------------------------------------------------------------------------

General

         The Corporation's Board of Directors adopted the 1998 Stock Option Plan (the "Plan") on January 29, 1998. The Plan is subject to approval by the Corporation's shareholders. Pursuant to the Plan, an aggregate of 490,500 shares of Common Stock are to be reserved for issuance by the Corporation upon exercise of stock options to be granted to employees, officers and directors of the Corporation and each present or future subsidiary corporation of the Corporation. The purpose of the Plan is to encourage these individuals to invest in the Corporation's stock and thereby acquire a proprietary interest in the business of the Corporation and so an increased personal interest in it's continued success and progress, to the mutual benefit of shareholders and themselves.

         The Plan, which will become effective upon the date of it's adoption by the Board, subject to ratification by the shareholders of the Corporation ("Effective Date"), provides for a term of ten years, after which time no awards may be made. The following summary of the material features of the Plan is qualified in its entirety by reference to the complete provisions of the Plan, attached hereto as Exhibit A.

         The Plan will be administered by the Corporation's Board of Directors or a committee of not less than two non-employee directors appointed by the Board and serving at the pleasure of the Board (the "Option Committee"). Members of the Option Committee shall be deemed "Non-Employee Directors" within the meaning of Rule 16b-3 pursuant to the Exchange Act. The Option Committee shall select those individuals to whom options are to be granted, the number of options to be granted, whether the option shall be an incentive stock option or a nonqualified stock option, and the specific terms of such awards. A majority of the members of the Option Committee shall constitute a quorum and the vote or written consent of a majority of the members of the Option Committee shall constitute the action of the Option Committee.

         Employees, officers and directors who are designated by the Option Committee will be eligible to receive, at no cost to them, options under the Plan (the "Optionees"). Options granted under the Plan will constitute either incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to Section 422 of the Internal Revenue Code ("Code") and that do not normally result in tax deductions to the Corporation) or nonqualified stock options (options that do not afford recipients favorable tax treatment under Code Section 422). Option shares may be paid for in cash, shares of Common Stock, or a combination of both. The Corporation will receive no consideration other than the option exercise price per share for Common Stock issued to Optionees upon the exercise of those Options.

         Shares issuable under the Plan may be from authorized but unissued shares or they may be reacquired shares. An Option which expires, becomes unexercisable or is forfeited for any reason prior to its exercise will again be available for issuance under the Plan.

Stock Options

         The Option Committee may grant both an incentive stock option and a nonqualified stock option. The option price for both incentive stock options and nonqualified stock options issued under this Plan shall equal not less than the fair market value of the Common Stock as of the date of the grant of the option.

         If an Optionee ceases to serve as an employee of the Corporation for any reason other than disability or death, an exercisable incentive stock option may continue to be exercisable for three months but in no event after the expiration date of the option, except as may otherwise be determined by the Option Committee at the time of the award. Nonqualified stock options expire ten years after the date they are granted, unless terminated earlier under the option terms. These are determined by the Option Committee, in its sole discretion at the time of grant.

         For purposes of determining the Fair Market Value of the Common Stock, if the Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an Option, then the exercise price per share of the Option shall be not less than the mean between the last bid and ask price on the date the Option is granted or, if there is no bid and ask price on said date, then on the immediately prior business day on which there was a bid and ask price. If no such bid and ask price is available, then the exercise price per share shall be determined in good faith by the Option Committee. If the Common Stock is listed on a national securities exchange (including the Nasdaq National Market) at the time of the granting of an Option, then the exercise price per share of the Option shall be not less than the average of the highest and lowest selling price of the Common Stock on such exchange on the date such Option is granted or, if there were no sales on said date, then the exercise price shall be not less than the mean between the last bid and ask price on such date. If an officer or employee owns Common Stock representing more than ten percent of the outstanding Common Stock at the time an incentive stock option is granted, then the exercise price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock at the time the incentive stock option is granted. No more than $100,000 of incentive stock options can become exercisable for the first time in any one year for any one person. The Option Committee may impose additional conditions upon the right of an Optionee to exercise any Option granted hereunder which are not inconsistent with the terms of the Plan or the requirements for qualification as an incentive stock option, if such Option is intended to qualify as an incentive stock option.

         Upon the exercise of an Option by an Optionee (or the Optionee's personal representative), the Option Committee, in its sole and absolute discretion, may make a cash payment to the Optionee, in whole or in part, in lieu of the delivery of shares of Common Stock. Such cash payment to be paid in lieu of delivery of Common Stock shall be equal to the difference between the Fair Market Value of the Common Stock on the date of the Option exercise and the exercise price per share of the Option. Such cash payment shall be in exchange for the cancellation of such Option. Such cash payment shall not be made in the event that such transaction would result in liability to the Optionee and the Corporation under Section 16(b) of the Exchange Act, and regulations promulgated thereunder.

Awards Under the Plan

         The Board or the Option Committee shall from time to time in its sole discretion determine who are the officers, employees, directors and advisory directors of the Corporation and each present and future subsidiary corporation of the Corporation eligible to receive options under this Plan, which of these individuals shall in fact be granted an option or options, whether the option shall be an incentive stock option or a nonqualified stock option, the time or times at which the options shall be granted, the rate of option exercisability, and, pursuant to the Plan, the price at which each of the options is exercisable and the duration of the option. As of the Record Date, no determination as to the award of any Options under the Plan has been made. In no event, however, may awards to any one individual exceed more than 50% of the total shares authorized for issuance under the Plan.

Dividend Equivalent Rights

         The Option Committee, in its sole discretion, may include as a term of any Option, the right of the Optionee to receive Dividend Equivalent Rights. Such rights shall provide that upon the payment of a dividend on the Common Stock, the holder of such Options shall receive payment of compensation in an amount equivalent to the dividend payable as if such Options had been exercised and such Common Stock held as of the dividend record date. Such rights shall expire upon the expiration or exercise of such underlying Options. Such rights are nontransferable and shall attach to Options whether or not such Options are immediately exercisable. The dividend equivalent payments associated with Options that are not yet immediately exercisable shall be paid within 30 days of the related dividend payment date. All Options granted to non-employee Directors of the Corporation or the Bank as of the Effective Date in accordance with the Plan are intended to have Dividend Equivalent Rights associated with such Options.

Effect of Mergers, Change of Control and Other Adjustments

         Subject to any required action by the shareholders of the Corporation, within the sole discretion of the Option Committee, the aggregate number of shares of Common Stock for which Options may be granted hereunder or the number of shares of Common Stock represented by each outstanding Option will be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without the receipt or payment of consideration by the Corporation. Subject to any required action by the shareholders of the Corporation, in the event of any change in control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, partial or complete liquidation or other extraordinary corporate action or event, the Option Committee, in its sole discretion, shall have the power, prior to or subsequent to such action or events, to (i) appropriately adjust the number of shares of Common Stock subject to each Option, the exercise price per share of such Option, and the consideration to be given or received by the Corporation upon the exercise of any outstanding Options; (ii) cancel any or all previously granted Options, provided that appropriate consideration is paid to the Optionee in connection therewith; and/or (iii) make such other adjustments in connection with the Plan as the Option Committee, in its sole discretion, deems necessary, desirable, appropriate or advisable. However, no action may be taken by the Option Committee which would cause incentive stock options granted pursuant to the Plan to fail to meet the requirements of Section 422 of the Code without the consent of the Optionee. Upon the payment of a special or non-recurring cash dividend that has the effect of a return of capital to the shareholders, the Option exercise price per share shall be adjusted proportionately.

         The Option Committee will at all times have the power to accelerate the exercise date of all Options granted under the Plan. In the case of a Change in Control of the Corporation as determined by the Option Committee, all outstanding options shall become immediately exercisable. A Change in Control is defined to include (i) the sale of all, or a material portion, of the assets of the Corporation; (ii) the merger or recapitalization of the Corporation whereby the Corporation is not the surviving entity; (iii) a change in control of the Corporation as otherwise defined or determined by the Office of Thrift Supervision or its regulations; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of Section 13(d) of the Exchange Act and rules and regulations promulgated thereunder) of 25% or more of the outstanding voting securities of the Corporation by any person, trust, entity, or group. This limitation shall not apply to the purchase of shares by underwriters in connection with a pubic offering of Corporation stock or the purchase of shares of up to 25% of any class of securities of the Corporation by a tax-qualified employee stock benefit plan which is exempt from the approval requirements in effect, or as may hereafter be amended.

         In the event of such a Change in Control, the Option Committee and the Board of Directors will take one or more of the following actions to be effective  as of the date of such  Change  in  Control:  (i)  provide  that such
Options shall be assumed, or equivalent options shall be substituted, ("Substitute Options") by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (A) any such Substitute Options exchanged for incentive stock options shall meet the requirements of Section 424(a) of the Code, and (B) the shares of stock issuable upon the exercise of such Substitute Options shall constitute securities registered in accordance with the Securities Act or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the Securities Act, (collectively, "Registered Securities"), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Optionee will receive upon consummation of the Change in Control transaction a cash payment for each Option surrendered equal to the difference between (1) the Fair Market Value of the consideration to be received for each share of Common Stock in the Change in Control transaction times the number of shares of Common Stock subject to such surrendered Options, and (2) the aggregate exercise price of all such surrendered Options, or (ii) in the event of a transaction under the terms of which the holders of the Common Stock of the Corporation will receive upon consummation thereof a cash payment (the "Merger Price") for each share of Common Stock exchanged in the Change in Control transaction, to make or to provide for a cash payment to the Optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such Options held by each Optionee (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such surrendered Options in exchange for such surrendered Options.

         The power of the Option Committee to accelerate the exercise of Options and the immediate exercisability of Options in the case of a Change in Control of the Corporation could have an anti-takeover effect by making it more costly for a potential acquiror to obtain control of the Corporation due to the higher number of shares outstanding following such exercise of Options. The power of the Option Committee to make adjustments in connection with the Plan, including adjusting the number of shares subject to Options and canceling Options, prior to or after the occurrence of an extraordinary corporate action, allows the Option Committee to adapt the Plan to operate in changed circumstances, to adjust the Plan to fit a smaller or larger company, and to permit the issuance of Options to new management following such extraordinary corporate action. However, this power of the Option Committee also has an anti-takeover effect, by allowing the Option Committee to adjust the Plan in a manner to allow the present management of the Corporation to exercise more options and hold more shares of the Corporation's Common Stock, and to possibly decrease the number of Options available to new management of the Corporation.

         Although the Plan may have an anti-takeover effect, the Corporation's Board of Directors did not adopt the Plan specifically for anti-takeover purposes. The Plan could render it more difficult to obtain support for shareholder proposals opposed by the Corporation's Board and management in that recipients of Options could choose to exercise such Options and thereby increase the number of shares for which they hold voting power. In addition, the exercise of such Options could increase the cost of an acquisition by a potential acquiror.

Amendment and Termination of the Plan

         The Board of Directors may at any time, and from time to time, modify or amend the Plan, or suspend or terminate it, effective as of such date, which date may be either before or after the taking of the action, provided that options granted prior to the actual date on which such action occurred, will not be affected.

Possible Dilutive Effects of the Plan

         The Common Stock to be issued upon the exercise of Options awarded under the Plan may either be authorized but unissued shares of Common Stock or shares purchased in the open market. Because the stockholders of the Corporation do not have preemptive rights, to the extent that the Corporation funds the Plan, in whole or in part, with authorized but unissued shares, the interests of current stockholders will be diluted. If upon the exercise of all of the Options, the Company delivers newly issued shares of Common Stock (i.e., 490,500 shares of Common Stock), then the dilutive effect to current stockholders would be approximately 9%.

Federal Income Tax Consequences

         Under present federal tax laws, awards under the Plan will have the following consequences:

         1. The grant of an Option will not by itself result in the recognition of taxable income to an Optionee nor entitle the Corporation to a tax deduction at the time of such grant.

         2. The exercise of an Option which is an "Incentive Stock Option" within the meaning of Section 422 of the Code generally will not, by itself, result in the recognition of taxable income to an Optionee nor entitle the Corporation to a deduction at the time of such exercise. However, the difference between the Option exercise price and the Fair Market Value of the Common Stock on the date of Option exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax for an Optionee. An Optionee will recognize capital gain or loss upon resale of the shares of Common Stock received pursuant to the exercise of Incentive Stock Options, provided that such shares are held for at least one year after transfer of the shares or two years after the grant of the Option, whichever is later. Generally, if the shares are not held for that period, the Optionee will recognize ordinary income upon disposition in an amount equal to the difference between the Option exercise price and the Fair Market Value of the Common Stock on the date of exercise, or, if less, the sales proceeds of the shares acquired pursuant to the Option.

         3. The exercise of a Non-Incentive Stock Option will result in the recognition of ordinary income by the Optionee on the date of exercise in an amount equal to the difference between the exercise price and the Fair Market Value of the Common Stock acquired pursuant to the Option.

         4. The Corporation will be allowed a tax deduction for federal tax purposes equal to the amount of ordinary income recognized by an Optionee at the time the Optionee recognizes such ordinary income, including the receipt of cash paid related to Dividend Equivalent Rights.

         5. In accordance with Section 162(m) of the Code, the Corporation's tax deductions for compensation paid to the most highly paid executives named in the Corporation's Proxy Statement may be limited to no more than $1 million per year, excluding certain

                  "performance-based" compensation. The Company intends for the award of Options under the Plan to comply with the requirement for an exception to Section 162(m) of the Code applicable to stock option plans so that the Company's deduction for compensation related to the exercise of Options would not be subject to the deduction limitation set forth in Section 162(m) of the Code.

Accounting Treatment

         The Company expects to use the "intrinsic value based method" as prescribed by APB Opinion 25. Accordingly, neither the grant nor the exercise of an Option under the Plan currently requires any charge against earnings under generally accepted accounting principles. Common Stock issuable pursuant to outstanding Options which are exercisable under the Plan will be considered outstanding for purposes of calculating earnings per share on a diluted basis.

Stockholder Approval

         Stockholder approval of the Plan is being sought in order to qualify the Plan for the granting of incentive stock options in accordance with the Code, to enable Optionees to qualify for certain exemptive treatment from the short-swing profit recapture provisions of Section 16(b) of the Exchange Act, to meet the requirements for the tax-deductibility of certain compensation items under Section 162(m) of the Code, and to meet the requirements for continued listing of the Common Stock under the Nasdaq National Market. An affirmative vote of the holders of a majority of the total votes cast at the Meeting on the matter, in person or by proxy, is required to constitute stockholder approval of this Proposal II.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1998 STOCK OPTION PLAN, WHICH IS ATTACHED HERETO AS EXHIBIT A.

--------------------------------------------------------------------------------
                  PROPOSAL III - THE AMENDMENT OF THE RESTATED
                            ARTICLES OF INCORPORATION
--------------------------------------------------------------------------------

General

         The Corporation's  Board of Directors has adopted a resolution amending
Article I of the Corporation's Restated Articles of Incorporation to change the name of the Corporation to "First Coastal Bankshares, Inc." The Board took this action in view of the recent change to the name of the Bank to "First Coastal Bank." The Board of Directors believes that the name of the Corporation should be more closely aligned with the name of the Bank to avoid confusion and for ease of recognition by the Bank's customers and the Corporation's stockholders. There will be no changes to the Corporation or the Bank, including the operations, structure, directors, management, employees and finances of each institution, other than the renaming of the Corporation, the incurring of various expenses commonly associated with a change of name and any other changes that may result from implementation of the name change.

Stockholder Approval

         Article I of the Restated Articles of Incorporation may not be amended without the approval of the stockholders of the Corporation. Pursuant to the Restated Articles of Incorporation, the affirmative vote of at least two-thirds of the stockholders, in person or by proxy, is required to constitute stockholder approval of Proposal III.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION, WHICH IS ATTACHED HERETO AS EXHIBIT B.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The cost of soliciting proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telephone without additional compensation. The Corporation may retain a proxy solicitor to assist in the solicitation of proxies at a cost of approximately $3,000, plus reimbursement of certain incurred expenses.

         The Corporation's 1997 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on March 13, 1998. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                             INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

         The Board of Directors has previously selected the accounting firm of KPMG Peat Marwick LLP, independent public accountants, to be the Corporation's independent accountants for the fiscal year ending December 31, 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting, will have the opportunity to make a statement at the meeting if he or she desires to do so, and will be available to respond to appropriate questions. Under the Corporation's Restated Articles of Incorporation and Bylaws, stockholders are not required to ratify or confirm the selection of independent accountants made by the Board of Directors.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive offices at 2101 Parks Avenue, Virginia Beach, Virginia 23451, no later than November 23, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/ Allene S. Cheatham
                                      ALLENE S. CHEATHAM
                                      SECRETARY

Virginia Beach, Virginia
March 20, 1998

--------------------------------------------------------------------------------
                                    FORM 10-K
--------------------------------------------------------------------------------
A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION, 2101 PARKS AVENUE, VIRGINIA BEACH, VIRGINIA 23451.
--------------------------------------------------------------------------------

                                                                     EXHIBIT A

                 VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION

                            1998 STOCK OPTION PLAN


      1. Purpose of the Plan. The Plan shall be known as the Virginia Beach Federal Financial Corporation ("Company") 1998 Stock Option Plan (the "Plan"). The purpose of the Plan is to attract and retain qualified personnel for positions of substantial responsibility and to provide additional incentive to officers, directors, key employees and other persons providing services to the Company, or any present or future parent or subsidiary of the Company to promote the success of the business. The Plan is intended to provide for the grant of "Incentive Stock Options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and Non-Incentive Stock Options, options that do not so qualify. The provisions of the Plan relating to Incentive Stock Options shall be interpreted to conform to the requirements of Section 422 of the Code.

       2. Definitions. The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meaning as set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

            (a) "Award" means the grant by the Committee of an Incentive Stock Option or a Non-Incentive Stock Option, or any combination thereof, as provided in the Plan.

            (b) "Board" shall mean the Board of Directors of the Company, or any successor or parent corporation thereto.

            (c) "Change in Control" shall mean: (i) the sale of all, or a material portion, of the assets of the Company; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity;
(iii) a change in control of the Company, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Company by any person, trust, entity or group. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering of Company stock, or the purchase of shares of up to 25% of any class of securities of the Company by a tax-qualified employee stock benefit plan which is exempt from the approval requirements, set forth under 12 C.F.R. ss.574.3(c)(1)(vi) as now in effect or as may hereafter be amended. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

            (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

            (e) "Committee" shall mean the Board or the Stock Option Committee appointed by the Board in accordance with Section 5(a) of the Plan.

            (f) "Common Stock" shall mean the common stock of the Company, or any successor or parent corporation thereto.

            (g) "Company" shall mean the Virginia Beach Federal Financial Corporation, the parent corporation of the Savings Bank, or any successor or Parent thereof.

            (h) "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment with the Company or any present or future Parent or Subsidiary of the Company. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations, of the Company or between the Company, its Parent, its Subsidiaries or a successor.

            (i) "Director" shall mean a member of the Board of the Company, or any successor or parent corporation thereto.

            (j) "Director Emeritus" shall mean a person serving as a director emeritus, advisory director, consulting director, or other similar position as may be appointed by the Board of Directors of the Savings Bank or the Company from time to time.

            (k) "Disability" means (a) with respect to Incentive Stock Options, the "permanent and total disability" of the Employee as such term is defined at
Section 22(e)(3) of the Code; and (b) with respect to Non-Incentive Stock Options, any physical or mental impairment which renders the Participant incapable of continuing in the employment or service of the Savings Bank or the Parent in his then current capacity as determined by the Committee.

            (l) "Dividend Equivalent Rights" shall mean the rights to receive a cash payment in accordance with Section 12 of the Plan.

            (m) "Effective Date" shall mean the date specified in Section 15 hereof.

            (n) "Employee" shall mean any person employed by the Company or any present or future Parent or Subsidiary of the Company.

            (o) "Fair Market Value" shall mean: (i) if the Common Stock is traded otherwise than on a national securities exchange, then the Fair Market Value per Share shall be equal to the mean between the last bid and ask price of such Common Stock on such date or, if there is no bid and ask price on said date, then on the immediately prior business day on which there was a bid and ask price. If no such bid and ask price is available, then the Fair Market Value shall be determined by the Committee in good faith; or (ii) if the Common Stock is listed on a national securities exchange (including the NASDAQ National Market), then the Fair Market Value per Share shall be not less than the average of the highest and lowest selling price of such Common Stock on such exchange on such date, or if there were no sales on said date, then the Fair Market Value shall be not less than the mean between the last bid and ask price on such date.

            (p) "Incentive Stock Option" or "ISO" shall mean an option to purchase Shares granted by the Committee pursuant to Section 8 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify as an incentive stock option under Section 422 of the Code.

            (q) "Non-Incentive Stock Option" or "Non-ISO" shall mean an option to purchase Shares granted pursuant to Section 9 hereof, which option is not intended to qualify under Section 422 of the Code.

            (r) "Option" shall mean an Incentive Stock Option or Non-Incentive Stock Option granted pursuant to this Plan providing the holder of such Option with the right to purchase Common Stock.

            (s) "Optioned Stock" shall mean stock subject to an Option granted pursuant to the Plan.

            (t) "Optionee" shall mean any person who receives an Option or Award pursuant to the Plan.

            (u) "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Sections 424(e) and (g) of the Code.

            (v) "Participant" means any director, officer or key employee of the Company or any Parent or Subsidiary of the Company or any other person providing a service to the Company who is selected by the Committee to receive an Award, or who by the express terms of the Plan is granted an Award.

            (w)  "Plan"  shall  mean  the  Virginia   Beach  Federal   Financial
Corporation 1998 Stock Option Plan.

            (x) "Retirement" shall mean termination of service in all capacities as an Employee, Director and Director Emeritus following attainment of not less than age 55 and completion of not less than ten years of service to the Company or the Savings Bank. Service to the Company or the Savings Bank rendered prior to the Effective Date shall be recognized in determining eligibility to meet the requirements of Retirement under the Plan.

            (y) "Savings Bank" shall mean First Coastal Bank, Virginia Beach, Virginia, or any successor corporation thereto.

            (z) "Share" shall mean one share of the Common Stock.

            (aa) "Subsidiary" shall mean any present or future corporation which constitutes a "subsidiary corporation" as defined in Sections 424(f) and (g) of the Code.

      3. Shares Subject to the Plan. Except as otherwise required by the provisions of Section 13 hereof, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall not exceed *490,500 Shares. Such Shares may either be from authorized but unissued shares or shares purchased in the market for Plan purposes. If an Award shall expire, become unexercisable, or be forfeited for any reason prior to its exercise, new Awards may be granted under the Plan with respect to the number of Shares as to which such expiration has occurred.

      4.    Six Month Holding Period.
            ------------------------

            Subject to vesting requirements, if applicable, except in the event of death or Disability of the Optionee or a Change in Control of the Company, a minimum of six months must elapse between the date of the grant of an Option and the date of the sale of the Common Stock received through the exercise of such Option.

       5.   Administration of the Plan.
            --------------------------

            (a) Composition of the Committee. The Plan shall be administered by the Board of Directors of the Company or a Committee which shall consist of not less than two Directors of the Company appointed by the Board and serving at the pleasure of the Board. All persons designated as members of the Committee shall meet the requirements of a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as found at 17 CFR ss.240.16b-3.

--------------------------
* Approximately 10% of shares outstanding as of date of Board adoption.

            (b) Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Awards to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Awards without the consent of the Participant.

            The President of the Company and such other officers as shall be designated by the Committee are hereby authorized to execute written agreements evidencing Awards on behalf of the Company and to cause them to be delivered to the Participants. Such agreements shall set forth the Option exercise price, the number of shares of Common Stock subject to such Option, the expiration date of such Options, and such other terms and restrictions applicable to such Award as are determined in accordance with the Plan or the actions of the Committee.

            (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

       6.   Eligibility for Awards and Limitations.
            --------------------------------------

                   (a) The Committee shall from time to time determine the officers, Directors, key employees and other persons who shall be granted Awards under the Plan, the number of Awards to be granted to each such persons, and whether Awards granted to each such Participant under the Plan shall be Incentive and/or Non-Incentive Stock Options. In selecting Participants and in determining the number of Shares of Common Stock to be granted to each such Participant, the Committee may consider the nature of the prior and anticipated future services rendered by each such Participant, each such Participant's current and potential contribution to the Company and such other factors as the Committee may, in its sole discretion, deem relevant. Participants who have been granted an Award may, if otherwise eligible, be granted additional Awards.

                  (b) The aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by each Employee during any calendar year (under all Incentive Stock Option plans, as defined in Section 422 of the Code, of the Company or any present or future Parent or Subsidiary of the Company) shall not exceed $100,000. Notwithstanding the prior provisions of this
Section 6, the Committee may grant Options in excess of the foregoing limitations, provided said Options shall be clearly and specifically designated as not being Incentive Stock Options.

                  (c) In no event shall Shares subject to Options granted to any individual Participant exceed more than 50% of the total number of Shares authorized for delivery under the Plan.

       7. Term of the Plan.  The Plan shall continue in effect for a term of ten
(10) years from the Effective Date, unless sooner terminated pursuant to Section 18 hereof. No Option shall be granted under the Plan after ten (10) years from the Effective Date.

       8. Terms and Conditions of Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Each Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each Incentive Stock Option granted pursuant to the Plan shall comply with, and be subject to, the following terms and conditions:

            (a)   Option Price.

                   (i) The price per Share at which each Incentive Stock Option granted by the Committee under the Plan may be exercised shall not, as to any particular Incentive Stock Option, be less than the Fair Market Value of the Common Stock on the date that such Incentive Stock Option is granted.

                  (ii) In the case of an Employee who owns Common Stock representing more than ten percent (10%) of the outstanding Common Stock at the time the Incentive Stock Option is granted, the Incentive Stock Option exercise price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date that the Incentive Stock Option is granted.

            (b) Payment. Full payment for each Share of Common Stock purchased upon the exercise of any Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at the Fair Market Value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No Shares of Common Stock shall be issued until full payment has been received by the Company, and no Optionee shall have any of the rights of a stockholder of the Company until Shares of Common Stock are issued to the Optionee.

            (c) Term of Incentive Stock Option. The term of exercisability of each Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Incentive Stock Option is granted, provided that in the case of an Employee who owns stock representing more than ten percent (10%) of the Common Stock outstanding at the time the Incentive Stock Option is granted, the term of exercisability of the Incentive Stock Option shall not exceed five (5) years.

            (d) Exercise Generally. Except as otherwise provided in Section 10 hereof, no Incentive Stock Option may be exercised unless the Optionee shall have been in the employ of the Company at all times during the period beginning with the date of grant of any such Incentive Stock Option and ending on the date three (3) months prior to the date of exercise of any such Incentive Stock Option. The Committee may impose additional conditions upon the right of an Optionee to exercise any Incentive Stock Option granted hereunder which are not inconsistent with the terms of the Plan or the requirements for qualification as an Incentive Stock Option. Except as otherwise provided by the terms of the Plan or by action of the Committee at the time of the grant of the Options, all Options granted will be first exercisable as of the date of grant.

            (e) Cashless Exercise. Subject to vesting requirements, if applicable, an Optionee who has held an Incentive Stock Option for at least six months may engage in the "cashless exercise" of the Option. Upon a cashless exercise, an Optionee shall give the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option exercise price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, the Optionee can give the Company written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option exercise price plus any applicable withholding taxes to the Company.

            (f) Transferability. An Incentive Stock Option granted pursuant to the Plan shall be exercised during an Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

       9. Terms and Conditions of Non-Incentive Stock Options. Each Non-Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each Non-Incentive Stock Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions.

            (a) Option Price. The exercise price per Share of Common Stock for each Non-Incentive Stock Option granted pursuant to the Plan shall be at such price as the Committee may determine in its sole discretion, but in no event less than the Fair Market Value of such Common Stock on the date of grant as determined by the Committee in good faith.

            (b) Payment. Full payment for each Share of Common Stock purchased upon the exercise of any Non-Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Non-Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its Fair Market Value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No Shares of Common Stock shall be issued until full payment has been received by the Company and no Optionee shall have any of the rights of a stockholder of the Company until the Shares of Common Stock are issued to the Optionee.

            (c) Term. The term of exercisability of each Non-Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Non-Incentive Stock Option is granted.

            (d) Exercise Generally. The Committee may impose additional conditions upon the right of any Participant to exercise any Non-Incentive Stock Option granted hereunder which is not inconsistent with the terms of the Plan. Except as otherwise provided by the terms of the Plan or by action of the Committee at the time of the grant of the Options, the Options will be first exercisable as of the date of grant.

            (e) Cashless Exercise. Subject to vesting requirements, if applicable, an Optionee who has held a Non-Incentive Stock Option for at least six months may engage in the "cashless exercise" of the Option. Upon a cashless exercise, an Optionee shall give the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option exercise price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, the Optionee can give the Company written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option exercise price plus any applicable withholding taxes to the Company.

            (f) Transferability. Any Non-Incentive Stock Option granted pursuant to the Plan shall be exercised during an Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

      10. Effect of Termination of Employment, Disability, Death and Retirement on Incentive Stock Options.

            (a) Termination of Employment. In the event that any Optionee's employment with the Company shall terminate for any reason, other than Disability or death, all of any such Optionee's Incentive Stock Options, and all of any such Optionee's rights to purchase or receive Shares of Common Stock pursuant thereto, shall automatically terminate on (A) the earlier of (i) or
(ii): (i) the respective expiration dates of any such Incentive Stock Options, or (ii) the expiration of not more than three (3) months after the date of such termination of employment; or (B) at such later date as is determined by the Committee at the time of the grant of such Award based upon the Optionee's continuing status as a Director or Director Emeritus of the Savings Bank or the Company, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment, and further that such Award shall thereafter be deemed a Non-Incentive Stock Option. In the event that a Subsidiary ceases to be a Subsidiary of the Company, the employment of all of its employees who are not immediately thereafter employees of the Company shall be deemed to terminate upon the date such Subsidiary so ceases to be a Subsidiary of the Company.

            (b) Disability. In the event that any Optionee's employment with the Company shall terminate as the result of the Disability of such Optionee, such Optionee may exercise any Incentive Stock Options granted to the Optionee pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment.

            (c) Death. In the event of the death of an Optionee, any Incentive Stock Options granted to such Optionee may be exercised by the person or persons to whom the Optionee's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Optionee's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is two (2) years after the date of death of such Optionee but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of death. For purposes of this Section 10(c), any Incentive Stock Option held by an Optionee shall be considered exercisable at the date of his death if the only unsatisfied condition precedent to the exercisability of such Incentive Stock Option at the date of death is the passage of a specified period of time. At the discretion of the Committee, upon exercise of such Options the Optionee may receive Shares or cash or a combination thereof. If cash shall be paid in lieu of Shares, such cash shall be equal to the difference between the Fair Market Value of such Shares and the exercise price of such Options on the exercise date.

            (d) Incentive Stock Options Deemed Exercisable. For purposes of Sections 10(a), 10(b) and 10(c) above, any Incentive Stock Option held by any Optionee shall be considered exercisable at the date of termination of employment if any such Incentive Stock Option would have been exercisable at such date of termination of employment without regard to the Disability or death of the Participant.

            (e) Termination of Incentive Stock Options; Vesting Upon Retirement. Except as may be specified by the Committee at the time of grant of an Option, to the extent that any Incentive Stock Option granted under the Plan to any Optionee whose employment with the Company terminates shall not have been exercised within the applicable period set forth in this Section 10, any such Incentive Stock Option, and all rights to purchase or receive Shares of Common Stock pursuant thereto, as the case may be, shall terminate on the last day of the applicable period. Notwithstanding the foregoing, the Committee may authorize at the time of the grant of an Option that such Award shall be immediately 100% exercisable upon the Retirement of the Optionee.

      11. Effect of Termination of Employment, Disability, Death or Retirement on Non-Incentive Stock Options. The terms and conditions of Non-Incentive Stock Options relating to the effect of the Retirement or other termination of an Optionee's employment or service, Disability of an Optionee or his death shall be such terms and conditions as the Committee shall, in its sole discretion, determine at the time of termination of service, unless specifically provided for by the terms of the Agreement at the time of grant of the Award.

      12. Dividend Equivalent Rights. The Committee, in its sole discretion, may include as a term of any Option, the right of the Optionee to receive Dividend Equivalent Rights. Such rights shall provide that upon the payment of a cash dividend on the Common Stock, the holder of such Options shall receive payment of compensation in an amount equivalent to the dividend payable as if such Options had been exercised and such Common Stock held as of the dividend record date. Such rights shall expire upon the expiration or exercise of such underlying Options. Such rights are non-transferable and shall attach to Options whether or not such Options are immediately exercisable. The dividend equivalent payments associated with Options shall be paid to the Option holder within 30 days of the dividend payment date of the Common Stock.

      13. Recapitalization,  Merger, Consolidation,  Change in Control and Other
          ----------------------------------------------------------------------
Transactions.
------------

            (a) Adjustment. Subject to any required action by the stockholders of the Company, within the sole discretion of the Committee, the aggregate number of Shares of Common Stock for which Options may be granted hereunder, the number of Shares of Common Stock covered by each outstanding Option, and the exercise price per Share of Common Stock of each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares of Common Stock resulting from a subdivision or consolidation of Shares (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such Shares of Common Stock effected without the receipt or payment of consideration by the Company (other than Shares held by dissenting stockholders).

            (b) Change in Control. All outstanding Awards shall become immediately exercisable in the event of a Change in Control of the Company. In the event of such a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

            (i) provide that such Options shall be assumed, or equivalent options shall be substituted, ("Substitute Options") by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (A) any such Substitute Options exchanged for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, and (B) the shares of stock issuable upon the exercise of such Substitute Options shall constitute securities registered in accordance with the Securities Act of 1933, as amended, ("1933 Act") or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act, (collectively, "Registered Securities"), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Optionee will receive upon consummation of the Change in Control transaction a cash payment for each Option surrendered equal to the difference between (1) the Fair Market Value of the consideration to be received for each share of Common Stock in the Change in Control transaction times the number of shares of Common Stock subject to such surrendered Options, and (2) the aggregate exercise price of all such surrendered Options, or

            (ii) in the event of a transaction under the terms of which the holders of the Common Stock of the Company will receive upon consummation thereof a cash payment (the "Merger Price") for each share of Common Stock exchanged in the Change in Control transaction, to make or to provide for a cash payment to the Optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such Options held by each Optionee (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such surrendered Options in exchange for such surrendered Options.

            (c) Extraordinary Corporate Action. Notwithstanding any provisions of the Plan to the contrary, subject to any required action by the stockholders of the Company, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of Shares, spin-off, reorganization, tender offer, partial or complete liquidation or other extraordinary corporate action or event, the Committee, in its sole discretion, shall have the power, prior or subsequent to such action or event to:

                   (i) appropriately adjust the number of Shares of Common Stock subject to each Option, the Option exercise price per Share of Common Stock, and the consideration to be given or received by the Company upon the exercise of any outstanding Option;

                  (ii) cancel any or all previously granted Options, provided that appropriate consideration is paid to the Optionee in connection therewith; and/or

                   (iii) make such other adjustments in connection with the Plan as the Committee, in its sole discretion, deems necessary, desirable, appropriate or advisable; provided, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to the Plan to fail to meet the requirements of Section 422 of the Code without the consent of the Optionee.

            (d) Acceleration. The Committee shall at all times have the power to accelerate the exercise date of Options previously granted under the Plan.

      Except as expressly provided in Sections 13(a) or 13(b) hereof, no Optionee shall have any rights by reason of the occurrence of any of the events described in this Section 13.

      14. Time of Granting Options. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the grant of an Option shall be given to each individual to whom an Option is so granted within a reasonable time after the date of such grant in a form determined by the Committee.

      15. Effective Date. The Plan shall become effective upon the date of approval of the Plan by the stockholders of the Company. The Committee may make a determination related to Awards prior to the Effective Date with such Awards to be effective upon the date of stockholder approval of the Plan.

      16. Approval by Stockholders. The Plan shall be approved by stockholders of the Company within twelve (12) months before or after the date the Plan is approved by the Board.

      17. Modification of Options. At any time and from time to time, the Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on the Optionee by the grant of a new Option at such time, or shall not materially decrease the Optionee's benefits under the Option without the consent of the holder of the Option, except as otherwise permitted under Section 18 hereof.

      18. Amendment and Termination of the Plan.
          -------------------------------------

            (a) Action by the Board. The Board may alter, suspend or discontinue the Plan, except that no action of the Board may increase (other than as provided in Section 13 hereof) the maximum number of Shares permitted to be optioned under the Plan, materially increase the benefits accruing to
Participants under the Plan or materially modify the requirements for eligibility for participation in the Plan unless such action of the Board shall be subject to approval or ratification by the stockholders of the Company.

            (b) Change in Applicable Law. Notwithstanding any other provision contained in the Plan, in the event of a change in any federal or state law, rule or regulation which would make the exercise of all or part of any previously granted Option unlawful or subject the Company to any penalty, the Committee may restrict any such exercise without the consent of the Optionee or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

      19.  Conditions Upon Issuance of Shares;  Limitations on Option  Exercise;
           ---------------------------------------------------------------------
Cancellation of Option Rights.
-----------------------------

      (a) Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of applicable law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed.

      (b) The inability of the Company to obtain any necessary authorizations, approvals or letters of non-objection from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares issuable hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such Shares.

      (c) As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

      (d) Notwithstanding anything herein to the contrary, upon the termination of employment or service of an Optionee by the Company or its Subsidiaries for "cause" as defined at 12 C.F.R. 563.39(b)(1) as determined by the Board of Directors, all Options held by such Participant shall cease to be exercisable as of the date of such termination of employment or service.

      (e) Upon the exercise of an Option by an Optionee (or the Optionee's personal representative), the Committee, in its sole and absolute discretion, may make a cash payment to the Optionee, in whole or in part, in lieu of the delivery of shares of Common Stock. Such cash payment to be paid in lieu of delivery of Common Stock shall be equal to the difference between the Fair Market Value of the Common Stock on the date of the Option exercise and the exercise price per share of the Option. Such cash payment shall be in exchange for the cancellation of such Option. Such cash payment shall not be made in the event that such transaction would result in liability to the Optionee or the Company under Section 16(b) of the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

      20. Reservation of Shares. During the term of the Plan, the Company will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

      21. Unsecured Obligation. No Participant under the Plan shall have any interest in any fund or special asset of the Company by reason of the Plan or the grant of any Option under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Option hereunder and there shall be no required funding of amounts which may become payable to any Participant.

      22. Withholding Tax. The Company shall have the right to deduct from all amounts paid in cash with respect to the cashless exercise of Options and Dividend Equivalent Rights under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

      23. No Employment Rights. No Director, Employee or other person shall have a right to be selected as a Participant under the Plan. Neither the Plan nor any action taken by the Committee in administration of the Plan shall be construed as giving any person any rights of employment or retention as an Employee, Director or in any other capacity with the Company, the Savings Bank or other Subsidiaries.

      24. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent that federal law shall be deemed to apply.

                                                                      EXHIBIT B



         Set forth below is Article I of the Corporation's Restated Articles of Incorporation as it currently exists:


                                    ARTICLE I

                                      Name

         The name of the corporation is Virginia Beach Federal Financial Corporation (herein the "Corporation").



         Set forth below is Article I of the Corporation's Restated Articles of Incorporation as proposed to be amended with the changes in italics:


                                    ARTICLE I

                                      Name

         The name of the corporation is First Coastal Bankshares, Inc. (herein the "Corporation").

--------------------------------------------------------------------------------
                  VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION
                                2101 PARKS AVENUE
                         VIRGINIA BEACH, VIRGINIA 23451
                                 (757) 428-9331
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 29, 1998
--------------------------------------------------------------------------------


         The undersigned hereby appoints the Board of Directors of Virginia Beach Federal Financial Corporation ("Corporation"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Clarion Hotel located at 4453 Bonney Road, Virginia Beach, Virginia on Wednesday, April 29, 1998, at 2:00 p.m., and at any and all adjournments thereof, as follows:

                                                                                       WITHHOLD
                                                                     FOR                 VOTE
1.       The election as director of all nominees listed             |_|                  |_|
         below for three-year terms (except as marked
         to the contrary).

         Robert H. DeFord, Jr.
         Charles P. Fletcher
         Rufus S. Kight, Jr.
         George R.C. McGuire


         INSTRUCTIONS: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below:
--------------------------------------------------------------------------------

                                                             FOR         AGAINST         ABSTAIN
2.       Ratification of the adoption of the 1998            |_|          |_|             |_|
         Stock Option Plan
3.       Approval of the amendment to Article I of           |_|          |_|             |_|
         the Corporation's Restated Articles of
         Incorporation changing the name of the
         Corporation to "First Coastal Bankshares,
         Inc."


The Board of Directors recommends a vote "FOR" the listed propositions.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         Should the undersigned be present and elects to vote at the Meeting or at any adjournments thereof and after notification to the Secretary of the Corporation at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of the Corporation of his or her decision to terminate this proxy.

         The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of Notice of the Meeting, a Proxy Statement dated March 20, 1998, and a 1997 Annual Report to Stockholders.



                                         Dated:
                                                --------------------------------




                                         ---------------------------------------
                                         PRINT NAME OF STOCKHOLDER




                                         ---------------------------------------
                                         SIGNATURE OF STOCKHOLDER



                                         ---------------------------------------

                                         PRINT NAME OF STOCKHOLDER



                                         ---------------------------------------
                                         SIGNATURE OF STOCKHOLDER





         Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.

--------------------------------------------------------------------------------
          PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------